# LETTER OF TRANSMITTAL TO TENDER LIMITED PARTNERSHIP UNITS OF REEVES TELECOM LIMITED PARTNERSHIP

**Pursuant to the Amended Offer to Purchase dated September 7, 2006 and Supplement dated September 8, 2006, Reeves Telecom Acquisition Corp. has offered to purchase all outstanding limited partnership units of Reeves Telecom Limited Partnership ("units") and all unexchanged shares of Reeves Telecom Corporation exchangeable for units on a 1-for-1 basis. All references to units includes unexchanged shares. This offer expires on September 26, 2006, unless extended. See instructions on the reverse side.**

I/we the undersigned, surrender to you for tendering the units identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, and/or the registered holder(s) of the limited partnership units of Reeves Telecom Limited Partnership represented by the enclosed, have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the units represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

**Please complete the back if you would like to transfer ownership or request special mailing.**

## ❷ SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is **INCORRECT OR** if the space is **BLANK** write in the **CORRECT** number here. → | | | | | | | | | |

Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature: ______________________ Date: __________

PLACE AN [X] IN ONE TENDER BOX ONLY

❸ ☐ Tender All

❹ ☐ Partial Tender | | | | | | | | |

WHOLE UNITS

❶ *Signature:* This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ______________________ | ______________ | ______________
Signature of Unitholder | Date | Daytime Telephone #

X ______________________ | ______________ | ______________
Signature of Unitholder | Date | Daytime Telephone #

Certified Certificate(s) Number

If you cannot produce some or all of your Reeves Telecom Limited Partnership certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

## ❺ AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

Taxpayer ID or Social Security Number

| TOTAL UNITS LOST ☞ | |
|---|---|
| Please Fill In Certificate No(s). if Known | Number of Units |
| | |
| | |
| | |
| | |
| Attach separate schedule if needed | |

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the "securities" described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Reeves Telecom Limited Partnership, Reeves Telecom Acquisition Corp. all their subsidiaries, and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (unitholder)______________________________ on this (date)__________________________
(Deponent) (Indemnitor) (Heirs Individually) Month Day Year

Social Security #____________________ Date____________________ Notary Public____________________

## Lost Securities Surety Premium/Service Fee Calculation

*The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.*

*1. Calculate the unit value of the lost units by multiplying the number of units that are lost by the Cash Rate:*
- *Enter number of unit(s) lost ____________________ X (Cash Rate) $2.25 = $__________________ unit value*
- ***If the unit value exceeds $500,000, or if the unitholder is foreign, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).***

*2. Only calculate a Surety Premium if the unit value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.*
- *The surety premium equals 1% (.01) of the unit value noted in line 1 above: $__________ X (1%) or (.01) = .......$______________ Surety Premium*

*3. Add the service fee based on the unit value fee guide noted below..........$______________ Service Fee*
- *If the unit value is less than or equal to $250.00, the Service Fee = $50.00*
- *If the unit value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00*
- *If the unit value is greater than $3,000.00, the Service Fee = $200.00*

*4. Total amount due (add lines 2 & 3)..........$______________ Total Amount*

***Please enclose a money order, certified check or cashiers' check for the required amount, made payable to Mellon Investor Services.***

| ❻ Special Transfer Instructions | | ❼ Special Mailing Instructions |
|---|---|---|
| If you want your check for cash to be issued in another name, fill in this section with the information for the new account name. | **Signature Guarantee Medallion** | Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.<br>Mail check(s) to: |
| Name (Please Print First, Middle & Last Name) | (Title of Officer Signing this Guarantee) | Name (Please Print First, Middle & Last Name) |
| Address (Number and Street) | (Name of Guarantor - Please Print) | Address (Number and Street) |
| (City, State & Zip Code) | (Address of Guarantor Firm) | |
| (Tax Identification or Social Security Number) | | (City, State & Zip Code) |

## INSTRUCTIONS FOR COMPLETING THE TRANSMITTAL FORM

❶ Sign, date and include your daytime telephone number in this Transmittal Form in Box 1 and after completing all other applicable sections return this form and your unit certificates in the enclosed envelope.

❷ **PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER** if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN.

❸ If you are tendering all your units for cash, please check this box only.

❹ If you are tendering some of your units for cash, please check the box, indicate the number of units you wish to tender and receive in cash.

❺ If you cannot produce some or all of your Reeves Telecom Limited Partnership unit certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon. To do so through Mellon's program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. *Please print clearly.* Alternatively, **you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company.** In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

❻ If you want your check for cash to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

❼ Complete Box 7 only if your check for cash is to be delivered to a person other than the registered holder or to a different address.

### HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-877-870-8964 (Toll Free)
From outside the U.S.:
1-201-680-6654 (Collect)

### WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

**By Mail:**

Mellon Investor Services LLC
Attn: Reorganization Dept.
P.O. Box 3448
South Hackensack, NJ 07606

**By Overnight Courier:**

Mellon Investor Services LLC
Attn: Reorganization Dept.
480 Washington Boulevard
Mail Drop–Reorg
Jersey City, NJ 07310

**By Hand:**

Mellon Investor Services LLC
Attn: Reorganization Dept.
120 Broadway, 13th Floor
New York, NY 10271